                                                                    Exhibit 3.1




                           CERTIFICATE OF CORRECTION

                                     TO THE

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                           RALPHS SUPERMARKETS, INC.

                            (A DELAWARE CORPORATION)

                                      AND

                             RALPHS GROCERY COMPANY

                            (A DELAWARE CORPORATION)

          It is hereby certified that:

                         1.   Ralphs Supermarkets, Inc. (the
          "Corporation"), is a corporation organized and existing under the laws of the State of Delaware.

                         2. A Certificate of Ownership and Merger merging Ralphs Grocery Company into the Corporation and changing the name of the Corporation to Ralphs Grocery Company was filed with the Secretary of State of Delaware on June 14, 1995, and said Certificate of Ownership and Merger requires correction as permitted by Section (f) of Section 103 of the General
          Corporation Law of the State of Delaware.

                         3. The inaccuracy or defect of said Certificate of Ownership and Merger to be corrected is that certain paragraphs were inadvertently omitted from the copy of the Certificate of Ownership and Merger which was filed with the Secretary of State. A copy of said paragraphs are attached hereto as Exhibit A.

                         4.   The Certificate of Ownership and Merger
          merging Ralphs Grocery Company into the Corporation and changing the name of the Corporation to Ralphs Grocery Company is corrected to read in its entirety as set forth in Exhibit B hereto.

          Signed on August 18, 1995


                                        RALPHS GROCERY COMPANY


                                        By /s/  Jan Charles Gray
                                          ------------------------------
                                          Jan Charles Gray
                                          Senior Vice President, General
                                          Counsel and Secretary

                                   EXHIBIT A


                         RESOLVED FURTHER, that by virtue of the
                    Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation;

                         RESOLVED FURTHER, that, by virtue of the
                    Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Ralphs shall be cancelled and no consideration shall be issued in respect thereof;

                                   EXHIBIT B

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                           RALPHS SUPERMARKETS, INC.

                            (A DELAWARE CORPORATION)

                                      AND

                             RALPHS GROCERY COMPANY

                            (A DELAWARE CORPORATION)


          It is hereby certified that:

                    1. Ralphs Supermarkets, Inc. (the "Corporation") is a corporation organized under the laws of the State of Delaware.

                    2.   The Corporation owns 100 percent of the
          outstanding shares of common stock of Ralphs Grocery Company, a Delaware corporation ("Ralphs"), which is a corporation organized under the laws of the State of Delaware. The common stock of Ralphs is its only class of stock outstanding.

                    3. The Board of Directors of the Corporation has determined to merge Ralphs into the Corporation. Following are the resolutions adopted by unanimous written consent of the Board of Directors of the Corporation on June 14, 1995 with respect to the merger of Ralphs with and into the Corporation (the "Merger"):

                    RESOLVED, that Ralphs be  merged with and into the
               Corporation pursuant to Section 253 of the Delaware General Corporation Law, so that the separate existence of Ralphs shall cease as soon as the Merger shall become effective (the "Effective Date"), and the Corporation shall assume all of the liabilities of Ralphs and thereafter shall continue as the surviving corporation (the "Surviving Corporation"), governed by the laws of the State of Delaware, and existing under the name "Ralphs Grocery Company";

                    RESOLVED FURTHER, that by virtue of the Merger and
               without any action on the part of the holder thereof, each then outstanding share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of capital stock of the Surviving Corporation;

                    RESOLVED FURTHER, that, by virtue of the Merger
               and without any action on the part of the holder thereof, each then outstanding share of capital stock of Ralphs shall be cancelled and no consideration shall be issued in respect thereof;

                    RESOLVED FURTHER, that on the Effective Date the
               Restated Certificate of Incorporation and Bylaws of the Corporation in effect immediately prior to the Effective Date will be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended; except that upon the Effective Date, Section 1 of the Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:

                         "1.  The name of the corporation (the
                    "Corporation") is Ralphs Grocery Company."

                    RESOLVED FURTHER, that the directors of the
               Corporation immediately prior to the Effective Date will continue to be the directors of the Surviving Corporation, and the officers of the Corporation immediately prior to the Effective Date will continue to be the officers of the Surviving Corporation, in each case until their successors are elected and qualified; and

                    RESOLVED FURTHER, that such Merger is pursuant to
               a plan of complete liquidation of Ralphs under Section 332 of the Internal Revenue Code of 1986, as amended.

                    4. The foregoing resolutions of Merger were approved by unanimous written consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the Delaware General Corporation Law.

          Signed on June 14, 1995


                                        RALPHS SUPERMARKETS, INC.


                                        By /s/ Jan Charles Gray
                                          ---------------------------------
                                          Jan Charles Gray
                                          Senior Vice President, General
                                          Counsel and Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                           RALPHS SUPERMARKETS, INC.

                            (A DELAWARE CORPORATION)

                                      AND

                             RALPHS GROCERY COMPANY

                            (A DELAWARE CORPORATION)


It is hereby certified that:

                 1. Ralphs Supermarkets, Inc. (the "Corporation") is a corporation organized under the laws of the State of Delaware.

                 2. The Corporation owns 100 percent of the outstanding shares of common stock of Ralphs Grocery Company, a Delaware corporation ("Ralphs"), which is a corporation organized under the laws of the State of Delaware. The common stock of Ralphs is its only class of stock outstanding.

                 3. The Board of Directors of the Corporation has determined to merge Ralphs into the Corporation. Following are the resolutions adopted by unanimous written consent of the Board of Directors of the Corporation on June 14, 1995 with respect to the merger of Ralphs with and into the Corporation (the "Merger"):

                 RESOLVED, that Ralphs be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law, so that the separate existence of Ralphs shall cease as soon as the Merger shall become effective (the Effective Date"), and the Corporation shall assume all of the liabilities of Ralphs and thereafter shall continue as the surviving corporation (the Surviving Corporation"), governed by the laws of the State of Delaware, and existing under the name "Ralphs Grocery Company";

                 RESOLVED FURTHER, that on the Effective Date the Restated Certificate of Incorporation and Bylaws of the Corporation in effect immediately prior to the Effective Date will be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended; except that upon the Effective Date, Section 1 of the Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:

                          "1.     The name of the corporation (the
         "Corporation") is Ralphs Grocery Company."

                 RESOLVED FURTHER, that the directors of the Corporation immediately prior to the Effective Date will continue to be the directors of the Surviving Corporation, and the officers of the Corporation immediately prior to the Effective Date will continue to be the officers of the Surviving Corporation, in each case until their successors are elected and qualified; and

                 RESOLVED FURTHER, that such Merger is pursuant to a plan of complete liquidation of Ralphs under Section 332 of the Internal Revenue Code of 1986, as amended.

                 4. The foregoing resolutions of Merger were approved by unanimous written consent of the Board of Directors of the Corporation in accordance with Section 141(f) of the Delaware General Corporation Law.

Signed on June 12, 1995


                                        RALPHS SUPERMARKETS, INC.


                                        By /s/ Jan Charles Gray
                                          -------------------------------------
                                        Jan Charles Gray
                                        Senior Vice President, General Counsel
                                        and Secretary

                             CERTIFICATE OF MERGER

                                       OF

                         FOOD 4 LESS SUPERMARKETS, INC.

                                 WITH AND INTO

                           RALPHS SUPERMARKETS, INC.


                 It is hereby certified that:

                 1. The name and state of incorporation of each of the constituent corporations is as follows:

                  NAME                                       STATE OF INCORPORATION
                  ----                                       ----------------------
 Ralphs Supermarkets, Inc. ("Ralphs")                                Delaware
 Food 4 Less Supermarkets, Inc. ("Food 4 Less")                      Delaware

                 2. The Boards of Directors of Food 4 Less and Ralphs have approved an Agreement and Plan of Merger (the "Agreement of Merger") dated as of September 14, 1994, as amended, by and among Food 4 Less, Inc., Food 4 Less Holdings, Inc., Food 4 Less, Ralphs, and the stockholders of Ralphs, whereby Food 4 Less will merge with and into Ralphs pursuant to Section 251 of the Delaware General Corporation Law, so that the separate existence of Food 4 Less will cease as soon as such merger (the "Merger") becomes effective (the "Effective Date"), and Ralphs will assume all of the liabilities of Food 4 Less and thereafter shall continue as the surviving corporation (the "Surviving Corporation"), governed by the laws of the State of Delaware, and existing under the corporate name it possesses immediately prior to the Effective Date.

                 3. The Agreement of Merger was approved by the holder of all of the outstanding shares of Food 4 Less entitled to vote thereon, and by the holders of all of the outstanding shares of Ralphs entitled to vote thereon, in each case by written consent without a meeting in accordance with
Section 228 of the Delaware General Corporation Law, and with the notice required by said Section 228 having been sent to each holder who has not so consented in writing.

                 4. Food 4 Less and Ralphs have approved, adopted, certified, executed and acknowledged the Agreement of Merger in accordance with
Section 251 of the Delaware General Corporation Law.

                 5. The name of the corporation surviving the Merger is Ralphs Supermarkets, Inc. (the "Surviving Corporation").

                 6. On the Effective Date, and after giving effect to the cancellation and conversion of securities pursuant to the Agreement of Merger, the Restated Certificate of Incorporation and Bylaws of Ralphs in effect immediately prior to the Effective Date will be the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation, except that the Restated Certificate of Incorporation of the Surviving Corporation shall be amended, pursuant to Section 251(e) of the Delaware General Corporation Law, as follows:

                          (a)     Section 4 of the Restated Certificate of
Incorporation of the Surviving Corporation is amended to read in its entirety as follows:

                 "4.      The total number of shares of stock which the
                 Corporation shall have authority to issue is Five Million (5,000,000), all of which shall be Common Stock; and the par value of each share shall be one cent ($.01)."

                          (b)     Section 5 of the Restated Certificate of
Incorporation of the Surviving Corporation is amended to read in its entirety as follows:

                 "5.      The number of directors of the Corporation shall be
                 fixed by or in the manner provided in the By-laws of the Corporation. Each director shall hold office until the annual meeting of stockholders of the Corporation at which his or her term expires and his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal in the manner provided for in the By-laws."

                          (c)     Sections 6 and 7 of the Restated Certificate
of Incorporation of the Surviving Corporation are hereby deleted in their entirety, and the remaining Sections are renumbered consecutively.

                 7. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

                                  c/o Ralphs Grocery Company
                                  1100 West Artesia Boulevard
                                  Compton, California 90220
                                  Attention:  Corporate Secretary

A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Food 4 Less, Ralphs or the Surviving Corporation.

Signed on June 12, 1995


                                          RALPHS SUPERMARKETS, INC.



                                          By:  /s/ Jan Charles Gray
                                             ----------------------------------
                                          Jan Charles Gray
                                          Senior Vice President, General Counsel
                                          and Secretary

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             RALPHS HOLDING COMPANY


                 Ralphs Holding Company (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware, DOES HEREBY CERTIFY that:

                 1.       The name of the Corporation is Ralphs Holding Company.

                 2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name of Ralphs Holding Company on January 29, 1992.

                 3. The Board of Directors of the Corporation, at a meeting duly called and held in accordance with Section 141 of the General Corporation Law of the State of Delaware, adopted resolutions declaring the adoption of the Restated Certificate of Incorporation advisable and directing that such Restated Certificate of Incorporation be submitted to the stockholders of the Corporation for consideration.

                 4. The Restated Certificate of Incorporation was duly adopted at a meeting of the stockholders of the Corporation in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

                 5. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 6. The text of the Restated Certificate of Incorporation reads as follows:

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           RALPHS SUPERMARKETS, INC.

                                * * * * * * * *


                 1.       The name of the corporation (the "Corporation") is:

                           Ralphs Supermarkets, Inc.

                 2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 4. The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). The Preferred Stock may be issued from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be designated by the Board of Directors prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions prior to such issuance such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limiting the generality of the foregoing, the following:

                          (i)      the designation of such series or
                                   class;

                          (ii)     the dividend rate of such series or
                                   class, the conditions and dates upon
                                   which such dividends will be
                                   payable, the relation which such
                                   dividends will bear to the dividends
                                   payable on any other class or
                                   classes of stock or any other series
                                   of any class of stock of the
                                   Corporation, and whether such
                                   dividends will be cumulative or
                                   non-cumulative;

                          (iii) the redemption provisions and times, prices and other terms and conditions of such redemption, if any, for such series or class;

                          (iv)     the terms and amount of any sinking
                                   fund provided for the purchase or
                                   redemption of the shares of such
                                   series or class;

                          (v) the terms and conditions, if any, on which shares of such series or class shall be convertible into, or exchangeable for, shares of stock or any other securities, including the price or prices, or the rates of exchange thereof;

                          (vi)     the voting rights, if any;

                          (vii)    the restrictions, if any, on the
                                   issue or reissue of any additional
                                   Preferred Stock; and

                          (viii)   the rights of the holders of such
                                   series or class upon the
                                   liquidation, dissolution, or
                                   distribution of assets of the
                                   Corporation.

The designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any or all other series already outstanding.

                 5. The number of directors of the Corporation shall be fixed by or in the manner provided in the By-laws of the Corporation. The directors of the Corporation shall be divided into three classes, designated Class A, Class B and Class C, respectively. The term of office of the Class A directors shall expire at the 1992 annual meeting of stockholders of the Corporation, the term of office of the Class B directors shall expire at the 1993 annual meeting of stockholders of the Corporation and the term of office of the Class C directors shall expire at the 1994 annual meeting of stockholders of the Corporation. At each annual meeting of stockholders following the initial classification and election of directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election. Each director shall hold office until the annual meeting of stockholders of the Corporation at which his terms expires and his successor is duly elected and qualified, or until his earlier death, resignation or removal in the manner provided for herein or in the By-laws. Directors shall be allocated as evenly as possible among the three classes of directors and, to the extent that an equal allocation is not possible, a director shall first be added to Class C and then to Class A. This paragraph 5 may not be amended or repealed except with the affirmative vote of the holders of 75% of the issued and outstanding voting stock of the Corporation.

                 6. Special meetings of the stockholders of the Corporation for any purpose or purposes may only be called by the Board of Directors, the Executive Committee of the Board of Directors, the Chairman of the Board of Directors, the President or a stockholder or stockholders owning of record at least 25% of the issued and outstanding voting stock of the Corporation entitled to vote thereat. Special meetings may be held at such place and at such time as shall be designated in the notice of such meeting delivered pursuant to the By-laws of the Corporation. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. This paragraph 6 may not be amended or repealed except with the affirmative vote of the holders of 75% of the issued and outstanding voting stock of the Corporation.

                 7. Directors of the Corporation shall be elected by a majority of the votes of the shares present in person or represented by proxy at a meeting called for the election of directors and entitled to vote on the election of directors.

                 8. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws of the Corporation.

                 9. Unless and to the extent required by the By-laws of the Corporation, elections of directors of the Corporation need not be by written ballot.

                 10. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws except as the By-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his official capacity and as to action in action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 11. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

                          (i)      shall have breached his duty of
                                   loyalty to the Corporation or its
                                   stockholders;

                          (ii)     shall not have acted in good faith
                                   or, in failing to act, shall not
                                   have acted in good faith;

                         (iii)    shall have acted in a manner
                                  involving intentional misconduct or
                                  a knowing violation of law or, in
                                  failing to act, shall have acted in
                                  a manner involving intentional
                                  misconduct or a knowing violation of
                                  law; or

                         (iv)     shall have derived an improper
                                  personal benefit.


If the General Corporation Law of the State of Delaware is amended after July 1, 1990 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


                 IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers on this 29th day of April, 1992.



                                        /s/  Jan Charles Gray
                                        -------------------------------
                                        Jan Charles Gray
                                        Senior Vice President, General
                                        Counsel and Secretary


ATTEST:


 /s/ R. Alexander Detrick
 ------------------------------
 Senior Vice President